Exhibit (h)(ii)(3)

MASTER SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

SSGA Master Trust

OPERATIONAL PORTFOLIO(S)

Blackstone/GSO Senior Loan Portfolio

[REDACTED]

As of May 7, 2018